                                                                     EXHIBIT 5.1

                          [EMC CORPORATION LETTERHEAD]


                                                                 August 1, 2000




McDATA Corporation
310 Interlocken Parkway
Broomfield, Colorado 80021


     Re:      McDATA CORPORATION --
              Registration Statement on Form S-1
              ----------------------------------

Ladies and Gentlemen:

     I am Senior Vice President and General Counsel to EMC Corporation, a Massachusetts corporation, and have acted as special counsel to McDATA Corporation, a Delaware corporation (the "Company"), in connection with the proposed public offering by the Company of an aggregate of up to 14,375,000 shares (including 1,875,000 shares subject to an over-allotment option)
(the "Shares") of the Company's Class B common stock, par value $.01 per share (the "Common Stock").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended
(the "Securities Act").


     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-1, relating to the Shares, as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on May 31, 2000, as amended by Amendment No. 1 thereto filed with the Commission on June 13, 2000, Amendment No. 2 thereto filed with the Commission on July 17, 2000, Amendment No. 3 thereto filed with the Commission on July 19, 2000, Amendment No. 4 thereto filed with the Commission on July 24, 2000 and Amendment No. 5 thereto filed with the Commission on July 28, 2000 (as so amended, the "Registration Statement"), including exhibits thereto; (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into among the Company, as issuer, and Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown and Merrill Lynch & Co., as representatives of the several underwriters named therein (the "Underwriters"), the

McDATA CORPORATION
July 14, 2000
Page 2



form of which is filed as an exhibit to the Registration Statement; (iii) a specimen certificate representing the Company's Class B common stock (the "Specimen Certificate"), the form of which is filed as an exhibit to the Registration Statement; (iv) a certified copy of the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, filed as an exhibit to the Registration Statement; (v) the second Amended and Restated Certificate of Incorporation of the Company, to be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") immediately prior the form of which is filed as an exhibit to the Registration Statement; (vi) the Amended and Restated By-Laws of the Company, as currently in effect, filed as an exhibit to the Registration Statement; (vii) the Amended and Restated By-Laws of the Company, to be effective upon the filing of the Amended and Restated Certificate of Incorporation referred to in clause (v) above with the Delaware Secretary, the form of which is filed as an exhibit to the Registration Statement; (viii) certain resolutions adopted by the Board of Directors of the Company (the "Board") on May 23, 2000 and drafts of certain resolutions (the "Resolutions") proposed to be adopted by the Offering Committee appointed by the Board (the "Committee"), in each case relating to the issuance and sale of the Shares and certain related matters. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.


     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein that I have not independently established or verified, I have relied upon statements and representations of other officers and representatives of the Company and others.


     I am admitted to the Bar of the Commonwealth of Massachusetts and do not purport to be an expert on, or express any opinion concerning, any law other than with respect to the General Corporation Law of the State of Delaware. I am opining herein only as to the applicable laws of the State of Delaware, including the General Corporation Law of the State of Delaware and as to the federal laws of the United States of America. My opinion is based on my reasonable familiarity with Delaware law with respect to the limited matters set forth herein, which I believe is sufficient to enable me to render an informed opinion on the matters set forth herein.

McDATA CORPORATION
July 14, 2000
Page 3


     Based upon and subject to the foregoing, I am of the opinion that when (i) the Registration Statement becomes effective under the Securities Act; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) certificates in the form of the Specimen Certificate representing the Shares have been manually signed by an authorized officer of the transfer agent and registrar and registered by such transfer agent and registrar and have been delivered to and paid for by the Underwriters at a price per Share not less than the per share par value of the Shares as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.


     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


     This opinion is furnished by me, as Senior Vice President and General Counsel to EMC and special counsel to the Company in connection with the filing of the Registration Statement and is not to be used, circulated or quoted for any other purpose or otherwise referred to without the prior express written permission of me other than in connection with the offer and sale of Shares while the Registration Statement is in effect.



                                     Very truly yours,

                                     EMC Corporation

                                     /s/ Paul T. Dacier
                                     -------------------------
                                     Paul T. Dacier
                                     Senior Vice President and
                                     General Counsel